UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2022

THE HOWARD HUGHES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34856 (Commission File Number)	36-4673192 (I.R.S. Employer Identification No.)

9950 Woodloch Forest Drive, Suite 1100

The Woodlands, Texas 77381

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (281) 719-6100

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock $0.01 par value per share	HHC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

As previously disclosed, on October 19, 2021, The Howard Hughes Corporation (the “Company”) announced the acquisition and launch of Douglas Ranch, a new large-scale master planned community (“Douglas Ranch”) to be developed in the city of Buckeye in Phoenix’s West Valley. The Company acquired Douglas Ranch from JDM Partners for approximately $600 million pursuant to a purchase and sale agreement (the “Purchase Agreement”).

Pursuant to the Purchase Agreement, JDM Partners and El Dorado Holdings (the “JV Partners”) had an option to reacquire 50% of Douglas Ranch (excluding Trillium, the 3,000-acre first village to be developed in Douglas Ranch) for $271 million and that was set to expire on April 18, 2022. On April 13, 2022, the Company entered into the first amendment to the Purchase Agreement (the “First Amendment”) with Sonoran West Properties (“JDM”) pursuant to which the option was extended and modified. Under the modified option, JDM may, until June 17, 2022 in an initial transaction, acquire a minimum of 9.24% of Douglas Ranch for an amount equal to $50 million (the “First Option”). If JDM exercises the First Option, JDM may thereafter acquire up to a maximum of 50% of Douglas Ranch for $270.5 million. If JDM Partner elects to exercises the First Option, JDM shall be required to execute an option agreement (the “Option Agreement”) and pay to the Company a $10 million nonrefundable option price. Under the terms of the Option Agreement, JDM Partner has until August 18, 2022, to thereafter exercise its purchase of up to 50% of the Douglas Ranch (less the percentage it initially acquired pursuant to the exercise of its First Option).

The information contained in this Current Report on Form 8-K pursuant to this “Item 7.01 Regulation FD Disclosure” is being furnished. This information shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section or shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, unless specifically identified therein as being incorporated by reference.

FORWARD LOOKING STATEMENTS

Forward-Looking Statements

Statements made in this Current Report on Form 8-K (this “Current Report”) that are not historical facts, including statements accompanied by words such as “will,” “believe,” “expect,” “enables,” “realize,” “plan,” “intend,” “assume,” “transform” and other words of similar expression, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s expectations, estimates, assumptions, and projections as of the date of this Current Report and are not guarantees of future performance. Actual results may differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ materially are set forth as risk factors in the Company’s filings with the Securities and Exchange Commission, including its Quarterly and Annual Reports. The Company cautions you not to place undue reliance on the forward-looking statements contained in this Current Report. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOWARD HUGHES CORPORATION

By:	/s/ Peter F. Riley
Peter F. Riley
Senior Executive Vice President, Secretary and General Counsel

Date: April 19, 2022